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                                                                   EXHIBIT 99.1

[THE SHAW GROUP INC. LOGO APPEARS HERE]

FOR IMMEDIATE RELEASE

                                             CONTACT:  Laurie LaChiusa
                                                       Vice President,
                                                       Investor Relations &
                                                       Corporate Communications
                                                       225.932.2500



            THE SHAW GROUP INC. ANNOUNCES CLOSING OF EQUITY OFFERING


     Baton Rouge, Louisiana, October 29, 2003 - The Shaw Group Inc. (NYSE: SGR) today announced that it has completed the sale of 23,000,000 shares of common stock at a public offering price of $10.00 per share. This amount includes the exercise of the underwriters' option to purchase an additional 3,000,000 shares.

     Net proceeds from the common stock offering were approximately $218 million. Shaw intends to use the net proceeds of this offering together with cash on hand to repurchase all of its outstanding Liquid Yield Option(TM) Notes due 2021 (Zero Coupon - Senior) ("LYONs"). As a result of the equity offering and the exercise of the option to purchase additional common stock, the Company has approximately 61 million shares outstanding.

     Copies of the final prospectus relating to these securities may be obtained from Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY, 10010-3629, or Merrill Lynch & Co., Prospectus Department, Four World Financial Center, New York, NY 10080. Any offering shall be made only by means of a final prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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     Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve certain risks and uncertainties.

     The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental infrastructure and homeland defense markets. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 14,800 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.



     The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

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